                                                                    EXHIBIT 99.2

CONTACTS:         ELLEN G. RESNICK, 312/930-3435
                  MARYELLEN T. THIELEN, 312/930-3467
                  NEWS@CME.COM
                                                           FOR IMMEDIATE RELEASE


CHICAGO MERCANTILE EXCHANGE INC.
REPORTS HIGHLY PROFITABLE FIRST QUARTER 2001
NET INCOME OF $20.0 MILLION FUELED BY RECORD VOLUME, OTHER FACTORS


         CHICAGO, April 16, 2001 - Due to the highest volume quarter in its 103-year history, as well as expense reductions, a new pricing framework and increased distribution of its GLOBEX(R)2 electronic trading system, Chicago Mercantile Exchange Inc. (CME) today reported strong profits of $20.0 million for the first quarter of 2001.

         Revenues for the first quarter ended March 31, 2001 climbed 60 percent to $92.2 million from $57.6 million for the same period of 2000. The largest contributors were clearing and transaction fees, which rose 77 percent to $70.9 million for the current quarter from $40.0 million in the year-earlier period. Other operating revenue, investment income, quotation data fees and communication fee revenues also increased.

         First quarter 2001 net income was $20.0 million, or 69 cents per diluted Class A equivalent share, compared with a net loss of $2.9 million for the first quarter of 2000, or 10 cents per diluted Class A equivalent share.* First quarter 2001 expenses were $58.8 million, versus $61.4 million for the same period a year ago. The comparison benefited from nonrecurring expenses in the first quarter of 2000 associated with management changes and preparations for CME's demutualization and issuing of shares in November 2000. CME recorded a tax provision of $13.4 million for the current quarter, versus a tax benefit (due to operating losses) of $1.9 million for the first quarter of 2000.

         "While market volatility has increased demand for our risk management products, we also are seeing the results of new programs," said Chairman Scott Gordon. "For example, expanding access to our trading platforms last year has fueled demand for our open outcry and electronically traded products alike. Our Eurodollar contract is now the world's most actively traded futures product, and our E-mini stock index futures continue to set new trading records."

         "We continue to improve access to CME products and services," added President and Chief Executive Officer Jim McNulty. "Earlier this month, we began `side-by-side' electronic and open outcry trading of our currency and cross-rate futures contracts. The new program has been well-received by our customers on and off our trading floors, with

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new requests to connect to our electronic trading platform coming in daily.  Our business strategy continues to emphasize having the right products, platforms and processes to meet the needs of today's market participants."

         For the first quarter of 2001, CME's trading volume rose 56 percent to
92.7 million contracts, topping the previous quarterly record of 62.9 million contracts traded in the third quarter of 1998. March 2001 was CME's busiest single volume month ever, with 34.3 million contracts traded - besting the previous record of 31.7 million contracts set in January 2001. Underlying value of the contracts traded in March totaled $23 trillion, while first-quarter underlying value - or dollar volume - reached $66.4 trillion.

         CME's working capital position increased to $86.4 million at the end of March 2001, compared with $69.1 million at Dec. 31, 2000. Excluding cash performance bonds and security deposits of $909.0 million, which are both current assets and current liabilities, the current ratio was 2.7 to 1 at March 31, 2001, unchanged from year-end 2000. This ratio (current assets divided by current liabilities) is a measure of short-term debt-paying ability.

         Chicago Mercantile Exchange Inc. is an international marketplace that brings together buyers and sellers on its trading floors and GLOBEX2 around-the-clock electronic trading system. CME offers futures contracts and options on futures primarily in four product areas: interest rates, stock indexes, foreign currencies and agricultural commodities. All over the world, pension funds and investment advisers, portfolio managers, corporate treasurers, commercial and investment banks, broker/dealers and individuals are among those who trade on CME as an integral part of their financial management strategy. The exchange moves about $1 billion per day in settlement payments, manages $30 billion in collateral deposits and administers more than $1 billion of letters of credit. Earnings releases are available on the company's Web site at WWW.CME.COM/EXCHANGE/INVESTOR.HTML . SEC filings are available at WWW.FREEEDGAR.COM.

         STATEMENTS IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. THEY ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES, FORECASTS AND PROJECTIONS ABOUT THE INDUSTRY IN WHICH CME OPERATES, MANAGEMENT'S BELIEFS AND ASSUMPTIONS MADE BY MANAGEMENT. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS WHICH ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL OUTCOMES AND RESULTS MAY DIFFER MATERIALLY FROM WHAT IS EXPRESSED OR FORECASTED IN SUCH FORWARD-LOOKING STATEMENTS. CME UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. THESE FACTORS THAT MIGHT AFFECT CME'S PERFORMANCE INCLUDE INCREASING COMPETITION BY FOREIGN AND DOMESTIC COMPETITORS, INCLUDING NEW ENTRANTS; RAPID TECHNOLOGICAL DEVELOPMENTS; CME'S ABILITY TO CONTINUE INTRODUCING COMPETITIVE NEW PRODUCTS AND SERVICES ON A TIMELY, COST-EFFECTIVE BASIS; CME'S MIX OF PRODUCTS/SERVICES; ITS ABILITY TO LOWER COSTS AND EXPENSES; CHANGES IN DOMESTIC AND FOREIGN REGULATIONS; PROTECTION AND VALIDITY OF OUR INTELLECTUAL PROPERTY RIGHTS; RELIANCE ON LARGE CUSTOMERS; TECHNOLOGICAL, IMPLEMENTATION AND COST/FINANCIAL RISKS ASSOCIATED WITH THE INCREASING USE OF LARGE, MULTI-YEAR CONTRACTS; THE OUTCOME OF PENDING AND FUTURE LITIGATION AND GOVERNMENTAL PROCEEDINGS; AND CONTINUED AVAILABILITY OF FINANCING, FINANCIAL INSTRUMENTS AND FINANCIAL RESOURCES IN THE AMOUNTS, AT THE TIMES AND ON THE TERMS REQUIRED TO SUPPORT CME'S FUTURE BUSINESS. THESE ARE REPRESENTATIVE OF FACTORS THAT COULD AFFECT THE OUTCOME OF OUR FORWARD-LOOKING STATEMENTS. IN ADDITION, SUCH STATEMENTS COULD BE AFFECTED BY GENERAL INDUSTRY AND MARKET CONDITIONS AND GROWTH RATES; GENERAL DOMESTIC AND INTERNATIONAL ECONOMIC CONDITIONS, INCLUDING INTEREST RATE AND CURRENCY EXCHANGE RATE FLUCTUATIONS; AND OTHER FACTORS.

         THE STATEMENTS CONTAINED IN THIS NEWS RELEASE ARE NOT INTENDED TO BE, AND SHALL NOT CONSTITUTE, AN OFFER OF ANY SECURITIES OF CHICAGO MERCANTILE EXCHANGE INC. FOR SALE IN ANY JURISDICTION. ANY OFFER, IF AND WHEN MADE, WILL ONLY BE MADE BY WAY OF A PROSPECTUS CONTAINED IN A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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                        CHICAGO MERCANTILE EXCHANGE INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                           QUARTER ENDED MARCH 31,
                                              2001          2000
                                            --------      --------
Revenues
   Clearing and transaction fees            $ 70,938      $ 40,046
   Quotation data fees                        10,225         9,883
   Communication fees                          2,256         2,242
   Investment income                           2,573         2,148
   Other operating revenue                     6,178         3,270
                                            --------      --------
       Total revenues                         92,170        57,589
                                            --------      --------
Expenses                                      58,823        61,409
                                            --------      --------
Income (loss) before limited partners'
       interest in PMT and income taxes       33,347        (3,820)
Limited partners' interest in PMT               --            (988)
Income tax (provision) benefit               (13,357)        1,924
                                            --------      --------
       Net income (loss)                    $ 19,990      $ (2,884)
                                            ========      ========
       Earnings per share - basic*          $   0.69      $  (0.10)
                                            ========      ========
       Earnings per share - diluted*        $   0.69      $  (0.10)
                                            ========      ========

* CME BECAME A PUBLIC COMPANY AND ISSUED SHARES ON NOVEMBER 13, 2000. THE EARNINGS PER SHARE CALCULATION IS BASED ON ALL CLASS B SHARES CONVERTED TO AN EQUIVALENT NUMBER OF CLASS A SHARES, PLUS THE ACTUAL NUMBER OF CLASS A SHARES OUTSTANDING. CALCULATION OF 2000 EARNINGS PER SHARE IS BASED ON THE SAME NUMBER OF SHARES AS THE 2001 CALCULATION AND IS SHOWN FOR COMPARISON ONLY. IN 2000, NET LOSS PER SHARE ASSUMING DILUTION IS THE SAME AS BASIC NET LOSS PER SHARE, SINCE SHARES ISSUABLE FOR STOCK OPTIONS WOULD BE ANTI-DILUTIVE.

                            BALANCE SHEET HIGHLIGHTS

                                  AT MARCH 31, 2001      AT DEC. 31, 2000
                                  -----------------      ----------------
Current assets**                           $136,524              $110,583
Total assets**                              252,017               224,595
Current liabilities**                        50,127                41,445
Long-term debt                                5,067                 6,063
Total liabilities**                          68,100                60,924
Shareholders' equity                        183,917               163,671

** EXCLUDES CASH PERFORMANCE BONDS AND SECURITY DEPOSITS, WHICH TOTALED $909.0 MILLION AT MARCH 31, 2001 AND $156.0 MILLION AT DEC. 31, 2000.

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